EXHIBIT 4.2

                                  STRONG FUNDS
                 NON-STANDARDIZED PROFIT SHARING PLAN AND TRUST
                               WITH 401(k) FEATURE
                             ADOPTION AGREEMENT #001

The undersigned Employer adopts the Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature for those Employees who shall qualify as Participants hereunder, to be known as the

               Whole Foods Market Growing Your Future 401(k) Plan
 -------------------------------------------------------------------------------
                                (Enter Plan Name)

The Plan shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:


I.       EMPLOYER INFORMATION

         Name of Employer        Whole Foods Market, Inc.
                         -------------------------------------------------------

         Address              601 North Lamar, Suite 300
                  --------------------------------------------------------------

                                Austin, TX  78703
                  --------------------------------------------------------------

         Telephone                  (512) 477-5566
                  --------------------------------------------------------------


         Employer Identification Number           74 - 2410197
                                       -----------------------------------------


         A.    TYPE OF ENTITY

                  ( ) S Corporation
                  ( ) Professional Service Corporation
                  (x) Corporation
                  ( ) Sole Proprietorship
                  ( ) Partnership
                  ( ) Other (specify)
                                     ------------------------------------------


         AND, is the Employer a member of...

                      a controlled group?              (x) Yes  ( ) No
                      an affiliated service group?     ( ) Yes  ( ) No


         B.       PLAN NUMBER assigned by the Employer (select one)

                  ( ) 001   (x) 002   ( ) 003   ( ) Other
                                                         ----------------------

                     (C)1997 Strong Capital Management, Inc.

         C.       EMPLOYER FISCAL YEAR means the 12 consecutive month period:

               Commencing on                               (e.g., January 1st)
                             ------------------------------
                                   month   day
               and ending on    Last Sunday in September
                             ------------------------------
                                     month   day

--------------------------------------------------------------------------------


II.      PLAN INFORMATION

         A.       EFFECTIVE DATE

         This Adoption Agreement of the Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature shall:

              (x) establish a new Plan and Trust effective as of
                          January 1, 2002            (hereinafter called the
                  -----------------------------------
                  "Effective Date").

              ( ) constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of
                  the Employer which was effective
                                                  --------------------------
                  (hereinafter called the "Effective Date"). Except as specifically provided in the Plan, the effective date of
                  this amendment and restatement is                         .
                                                    ------------------------


         B.       PLAN YEAR

                  PLAN YEAR means the 12 consecutive month period:

                     Commencing on    January 1st            (e.g., January 1st)
                                     ------------------------

                      and ending on   December 31st          .
                                     ------------------------


         C.       IS THERE A SHORT PLAN YEAR?

                  (x) No

                  ( ) Yes, beginning
                                     -----------------------------------------

                      and ending on
                                     ------------------------------------------



--------------------------------------------------------------------------------

III.     COMPENSATION

         A.       COMPENSATION with respect to any Participant means:

                  ( ) Wages, Tips and Other Compensation on Form W-2.
                  ( ) ss.3401(a) Wages (wages for withholding purposes).
                  (x) ss.415 Safe-Harbor Compensation.

                  NOTE: The above options are fully defined in section 1.10 of the Basic Plan Document.


         B.       AND COMPENSATION

                    ( )      shall exclude
                    (x)      shall not exclude

                    all of the following (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

                    HOWEVER,  for  non-integrated   plans,   Compensation  shall
                    exclude the following (select all that apply):

                      (x)      N/A. No exclusions
                      ( )      overtime
                      ( )      bonuses
                      ( )      commissions
                      ( )      other
                                     ------------------------------------------


         C.       COMPENSATION shall be measured over the following period:

                    ( )  The Plan Year.

                    (x) The Plan Year. However, for the Plan Year in which an Employee's participation begins, Compensation will be measured from the date the Participant entered the Plan.

                    ( )  A 12 consecutive month period beginning on
                                        and ending with or within the Plan Year.
                         --------------

                  NOTE: The Limitation Year for Annual Additions shall be the same as the year on which Compensation is based.


         D.       IN ADDITION, COMPENSATION

                      (x) shall include
                      ( ) shall not include

                      Compensation which is not currently includible in the Participant's gross income by reason of the application of Code ss.ss.125, 402(e)(3), 402(h)(1)(B) or 403(b).

--------------------------------------------------------------------------------

IV.      CONTRIBUTION PERIODS

          A. The Contribution Period for Elective Deferral Contributions and/or Employee Contributions shall be:

                      ( )    Monthly
                      (x)    Bi-weekly
                      ( )    Other                      (at least once a year)
                                    ----------------------
                      ( )    N/A. No Elective Deferral or Employee Contributions
                             will be made.

          B.   The Contribution Period for Matching Contributions shall be:

                      ( )      Annual (based on the Plan Year)
                      ( )      Monthly
                      ( )      Bi-weekly
                      (x)      Other     Quarterly        (at least once a year)
                                    ----------------------
                      ( )      N/A.  No Matching Contributions will be made.

          C.   The   Contribution   Period  for  Nonelective   (Profit  Sharing)
               Contributions shall be:

                      ( )      Annual (based on the Plan Year)
                      ( )      Other                      (at least once a year)
                                    ----------------------
                      (x)      N/A.  No Nonelective Contributions will be made.

--------------------------------------------------------------------------------

V.       ELIGIBILITY AND PLAN ENTRY PROVISIONS
                            [SEE ADDENDUM NUMBER ONE]
         A.       ELIGIBILITY REQUIREMENTS

               1. To become a Participant, an Employee must meet the following Age and Service Requirements:

                      ( )      Immediate Participation.  No Age or Service
                               Requirements.

                      (x)      Age Requirement

                                  The minimum attained age is   21   years. (Not
                                                              ------
                                  greater than 21 years.  If an annual Entry
                                  Date is chosen, the minimum age may not exceed 20 1/2years).

                      (x)      Service Requirement

                                   1      Year of Service. (Not greater than 1
                               ----------
                               Year if the Plan provides for graded vesting; not greater than 2 Years if the Plan provides for full and immediate vesting upon participation. If the Year(s) of Service includes a fractional year, an Employee will not be required to complete any specific number of Hours of Service to receive credit for such year. If an annual Entry Date is chosen, the Service Requirement may not exceed 1/2 Year, or 1 1/2 Years respectively).

               2. Job Class Requirement. To become a Participant, an Employee must NOT be a member of any one of the following groups:

                           ( ) N/A.  No job class exclusions.

                      a.   ( ) Employees paid by commissions only.
                      b.   ( ) Employees hourly paid.
                      c.   ( ) Employees paid by salary.
                      d.   (x) Leased Employees.
                      e.   (x) Employees   included   in  a  unit  of
                               Employees covered by a collective bargaining
                               agreement  between the Employer and employee
                               representatives, if retirement benefits were
                               the subject of good faith  bargaining and if
                               2% or less of the  Employees who are covered
                               pursuant to that agreement are professionals
                               as   defined   in   ss.1.410(b)-9   of   the
                               regulations.  For  this  purpose,  the  term
                               "employee  representatives" does not include
                               any  organization  more  than  half of whose
                               members  are   Employees   who  are  owners,
                               officers, or executives of the Employer.
                      f.   ( ) Highly Compensated Employees.
                      g.   (x) Employees who are nonresident aliens (within the
                               meaning of Code ss.7701(b)(1)(B)) and who
                               receive no earned income (within the meaning of Code ss.911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Codess.861(a)(3)).
                      h.   ( ) Other (specify)
                                              ---------------------------------

                  NOTE: Excluding Employees pursuant to (a),(b),(c),(d), or (h) above may impact minimum coverage, ADP/ACP, and general nondiscrimination testing.


               3.     Immediate Eligibility Window.

                      ( ) Regardless of any of the above Age or Service Requirements, any Eligible Employee who was actively
                           employed on                         shall be eligible
                                      ------------------------
                           to participate hereunder and shall enter the Plan as of such date.


               4.     Employees of Affiliated Employers:

                      a.   (x) will be
                      b.   ( ) will not be (or N/A)

                      treated as Employees of the Employer adopting the Plan.

                  NOTE:  If (a) is  elected,  each  Affiliated  Employer  should
                         execute   this   Adoption   Agreement  as  an  Adopting
                         Employer.

         B.    PLAN ENTRY DATE

               Eligible Employees shall become Participants:

                  ( )      Monthly - on the first day of the month  coinciding
                           with or next following the date on which they met the
                           requirements.
                  (x)      Quarterly  - on the first day of the  first,  fourth,
                           seventh,  or tenth month of the Plan Year  coinciding
                           with or next following the date on which they met the
                           requirements.
                  ( )      Semi-Annually - on the earlier of the first day of
                           the  seventh  month or the first day of the Plan Year
                           coinciding  with or next  following the date on which
                           they met the requirements.
                  ( )      Annually  - on the first day of the Plan Year next
                           following   the   date   on   which   they   met  the
                           requirements.  (Eligibility  requirements must be 1/2
                           Year of Service or less and age 20 1/2 or less.)
                  ( )      Other:
                                  ---------------------------------------------
                           provided  that  an  Employee  who has  satisfied  the
                           maximum  Age  and  Service   Requirements   that  are
                           permissible above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) six months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such Plan Entry Date.

--------------------------------------------------------------------------------

VI.      SERVICE CREDITING PROVISIONS

          A. HOURS OF SERVICE will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

               (x) On the basis of actual hours for which an Employee is paid or entitled to payment.

               ( ) On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.

               ( ) On the basis of weeks worked. An Employee will be credited forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.

               ( ) On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

               ( ) On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

         B.       EXCLUDED YEARS OF SERVICE

                  The Vesting Percentage shall be based on all Years of Service (i.e., completion of 1000 Hours of Service in a Plan Year) except that the following periods shall be excluded:

                      (x)      N/A.  All Years of Service are counted.
                      ( ) Years of Service prior to the time the Participant attained age 18.
                      ( ) Years of Service during which the Employer did not maintain this Plan or a predecessor plan.

         C.       SERVICE WITH OTHER EMPLOYERS

                  An Employee's service with the following subsidiary, affiliated employer(s), and/or any unrelated entity listed below shall be considered as Service for purposes of this
                  Plan:

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------


--------------------------------------------------------------------------------

VII.     VESTING PERCENTAGE

The vesting schedule, based on number of Years of Service, shall be:

         1.    (x)    100% upon entering Plan. (Required if eligibility
                      requirement is greater than one (1) Year of Service.)

         2.    ( )    0-2 years      0%           3.   ( )    0-4 years    0%
                        3 years    100%                         5 years  100%

         4.    ( )    0-1 year       0%           5.   ( )    0-2 years    0%
                        2 years     20%                         3 years   20%
                        3 years     40%                         4 years   40%
                        4 years     60%                         5 years   60%
                        5 years     80%                         6 years   80%
                        6 years    100%                         7 years  100%

         6.    ( )    Other - Must be at least as liberal as 1 through 5 above.

                         Years of Service                     Percentage

                         -------------------------             ----------

                         -------------------------             ----------

                         -------------------------             ----------

                         -------------------------             ----------

                         -------------------------             ----------

                         -------------------------             ----------

For a Plan with a separate vesting schedule for Employer Matching Contributions, Matching Contributions will vest as follows:

         1.    ( )    100% upon entering Plan. (Required if eligibility
                      requirement is greater than one (1) Year of Service.)

         2.    ( )    0-2 years        0%          3.   ( ) 0-4 years      0%
                        3 years      100%                     5 years    100%

         4.    ( )    0-1 year         0%          5.   ( ) 0-2 years      0%
                        2 years       20%                     3 years     20%
                        3 years       40%                     4 years     40%
                        4 years       60%                     5 years     60%
                        5 years       80%                     6 years     80%
                        6 years      100%                     7 years    100%

         6.    ( )    Other - Must be at least as liberal as 1 through 5 above.

                                  Years of Service             Percentage

                             --------------------------        ----------

                             --------------------------        ----------

                             --------------------------        ----------

                             --------------------------        ----------

                             --------------------------        ----------

                             --------------------------        ----------


--------------------------------------------------------------------------------


VIII. CONTRIBUTIONS

         A.       ELECTIVE DEFERRAL CONTRIBUTIONS

                  ( ) Elective Deferral Contributions SHALL NOT be allowed.

                  Each Participant may elect to have their Compensation actually paid during the Plan Year reduced by:

                    ( )  up to           % per Contribution Period.
                              ----------

                    (x) up to the maximum percentage allowable, not to exceed the limits of Code ss.402(g), 404, and 415.


                  A Participant may change the amount of Elective Deferral Contributions that the Participant makes to the Plan (complete one of the following):

                      ( )                 times per calendar year.
                               ----------

                      (x)      At any time during the calendar year.

                      ( )      As of the following dates (at least once a year):

                               ------------------------------------------------

         B.       EMPLOYER MATCHING CONTRIBUTIONS
                            [SEE ADDENDUM NUMBER TWO]
                  ( ) The Employer SHALL NOT make Matching Contributions.

                  The Employer shall allocate Matching Contributions to each eligible Participant equal to:

                      ( )               % of the Participant's Elective Deferral
                               ---------
                               Contributions.

                      ( ) a discretionary percentage, to be determined by the Employer, of the Participant's Elective Deferral Contributions.

                     (x)         100   % of the Participant's Elective Deferral
                               -------
                              Contributions which do not exceed  3     % of the
                                                               -------
                              Participant's Compensation, plus an additional
                                 50  % of the Participant's Elective Deferral
                              -------
                              Contributions which exceed   3     % of the
                                                         --------
                              Participant's Compensation, but do not exceed
                                 5      % of the Participant's Compensation.
                              -------

                  The Employer Matching Contributions on behalf of a Participant will be limited as follows:

                     ( )      Only Elective Deferral Contributions up to
                                          % of the Participant's Compensation
                             ------------
                             per Contribution Period will be matched.

                     ( )     The Matching Contribution for a Participant will
                             not exceed $            for the Plan Year.
                                         -----------

                     ( )      N/A.  No limits.


                  A Participant must meet the following requirement(s) to be eligible to receive a Matching Contribution:

                      (x) N/A. Participants employed on any day of the Contribution Period will receive the Matching Contribution.

                      ( ) A Participant must be employed on the last day of the Contribution Period for the Matching Contribution.

                      ( ) For Annual Contribution Period only - A Participant must be credited with at least 500 Hours of Service during the Plan Year.

                      ( ) For Annual Contribution Period only - A Participant must be credited with at least 1000 Hours of Service during the Plan Year.

         C.       TRUE-UP MATCHING CONTRIBUTIONS

                      (x) N/A. No True-Up Matching Contribution will be made.

                      ( ) In addition, at the end of the Plan Year, the Employer may contribute additional Matching Contributions to the extent that each eligible Participant's Matching Contribution would be determined on an annual basis, rather than per Contribution Period.


         D.       EMPLOYER NONELECTIVE (PROFIT SHARING) CONTRIBUTIONS

                  (x) No Nonelective Contributions will be made.

                  ( )  The  Employer  may  make  a  discretionary   Nonelective
                       Contribution out of its current or accumulated Net
                       Profit.

                  ( ) The Employer may make a discretionary Nonelective Contribution which is not limited to its current or accumulated Net Profit.


                  The Nonelective Contribution will be allocated in accordance with the following formula:

                   ( ) In the same ratio as each Participant's Compensation bears to the total Compensation of all Participants.

                   ( )  Integrated with Social Security (Maximum Disparity).

                        The Integration Level shall be:

                        a. ( )  The Taxable Wage Base (TWB).
                        b. ( )          % (not to exceed 100% of the TWB.
                                --------
                        c. ( )  The greater of $10,000 or 20% of the TWB.
                        d. ( ) $               (not to exceed the TWB).
                                --------------

             NOTE: The excess contribution percentage of 5.7% shall be reduced in accordance with the following provisions. However, in the case of any Participant who has exceeded the cumulative disparity limit, the Employer will contribute an amount equal to the excess contribution percentage multiplied by the Participant's total Compensation:

                    5.4% if the Integration Level is more than 80% but less than 100% of the Taxable Wage Base; or

                    4.3% if the Integration Level is more than 20% but less than or equal to 80% of the Taxable Wage Base.

                  For a non-integrated plan, a Participant must meet the following requirement(s) to be eligible to receive a Nonelective Contribution (Participants who terminate employment during the Plan Year due to Death, Disability, or Retirement shall always be eligible):

                      1.( ) N/A. Participants employed on any day of the Contribution Period will receive the Nonelective Contribution regardless of Hours of Service.

                      2.( ) A Participant must be employed on the last day of the Contribution Period for the Nonelective Contribution.

                      3.( ) A Participant must be credited with at least 500 Hours of Service during the Plan Year.

                      4.( ) A Participant must be credited with at least 1000 Hours of Service during the Plan Year.

             NOTE: If (2),(3), or (4) above is selected, minimum participation and minimum coverage testing could be affected.


                  For an integrated plan, a Participant must meet the following requirement to be eligible to receive a Nonelective Contribution (Participants who terminate employment during the Plan Year due to Death, Disability, or Retirement shall always be eligible):

                       ( ) N/A.  Participants employed on any day of the
                           Contribution Period will receive the Nonelective Contribution regardless of Hours of Service.

                       ( ) A Participant must be employed on the last
                           day of the Plan Year OR must be credited with at least 500 Hours of Service during the Plan Year.


         E.       VOLUNTARY EMPLOYEE CONTRIBUTIONS

                  (x) No, Voluntary Contributions will not be allowed.
                  ( ) Yes, Voluntary  Contributions are allowed,  subject to the limits of Article IV.


         F.       ROLLOVER CONTRIBUTIONS

                  ( ) No, Rollover Contributions will not be allowed.
                  (x) Yes, Rollover Contributions will be allowed; and

                           ( ) May be made by  Participants  only; or
                           (x) May be made by any Employee, even if not a
                               Participant.

         G.       TRANSFERS FROM OTHER QUALIFIED PLANS

                  ( ) No, Transfers will not be allowed.
                  (x) Yes, Transfers will be allowed subject to approval by the
                      Plan Administrator.

--------------------------------------------------------------------------------

IX.      FORFEITURES

         A.       Forfeitures of Matching Contributions will be:

                      ( )      N/A.  No Matching Contributions or 100% vesting.
                      (x)      Used as an Employer Credit for the next Employer
                               Contribution or Plan Expenses.
                      ( )      Reallocated according to the provisions governing
                               Nonelective Contributions.

         B.       Forfeitures of Nonelective Contributions will be:

                      ( ) N/A. No Nonelective Contributions or 100% vesting.
                      (x) Used as an Employer Credit for the next Employer Contribution or Plan Expenses.
                      ( ) Reallocated according to the provisions governing Nonelective Contributions.

--------------------------------------------------------------------------------

X.       INVESTMENT OF PARTICIPANT'S ACCOUNT

                  ( ) Participants SHALL NOT have the authority to direct the investment of Employer Contributions.
                  (x) Participants SHALL have authority to direct the investment of Employer Contributions.

              NOTE: For  purposes  of  this  section,  the  term  "Participants"
                    includes   current   Participants,    Former   Participants,
                    Beneficiaries, and Alternate Payees.

--------------------------------------------------------------------------------

XI.      FORM OF DISTRIBUTIONS

         A. Distributions from the Plan may be made in the following forms (check all that are allowed):

                           (x) Single sums
                           ( ) Installments  over a period  certain  not
                               extending  beyond the life expectancy of the
                               Participant  or joint life  expectancies  of
                               the   Participant   and   their   Designated
                               Beneficiary
                           ( ) Annuities

              NOTE: Annuities  must be selected if the Plan has ever  accepted a plan-to-plan transfer of assets from a plan that allowed annuities as a form of distribution.


         B.       Distributions may be made in:

                       (x) Cash only (including any life insurance or annuity
                           contracts)

                       ( ) Cash or Property

--------------------------------------------------------------------------------


XII.     WITHDRAWALS BEFORE TERMINATION

         A.       ELECTIVE DEFERRAL CONTRIBUTIONS

                  1. Withdrawals of Elective Deferral Contributions after a Participant attains age 59 1/2

                      ( )      SHALL NOT be allowed.
                      (x)      SHALL be allowed.


                  2.  Withdrawals for Serious Financial Hardship

                      ( )      SHALL NOT be allowed.
                      (x)      SHALL be allowed.



         B.       EMPLOYER MATCHING CONTRIBUTIONS

                  1.  Withdrawals of Employer Matching Contributions

                      ( )      SHALL NOT be allowed.
                      (x)      SHALL be allowed, to the extent vested.

                      If withdrawals of Employer Matching Contributions are permitted, the Participant must satisfy one of the following conditions (You may select one or both. If both are selected, withdrawals may be taken upon satisfaction of either condition, not both):

                              (x) The Participant must have attained age 59 1/2.
                              ( ) The Participant  must have been a Participant
                                  in the Plan for at least 60 months.


                  2.  Withdrawals for Serious Financial Hardship

                      (x)      SHALL NOT be allowed.
                      ( )      SHALL be allowed, to the extent vested.

         C.       EMPLOYER NONELECTIVE (PROFIT SHARING) CONTRIBUTIONS

                  1.  Withdrawals of Employer Nonelective Contributions

                      (x)      SHALL NOT be allowed.
                      ( )      SHALL be allowed, to the extent vested.

                      If withdrawals of Employer Nonelective Contributions are permitted, the Participant must satisfy one of the following conditions (You may select one or both. If both are selected, withdrawals may be taken upon satisfaction of either condition, not both):

                      ( ) The  Participant  must have  attained  age 59 1/2.
                      ( ) The Participant  must have been a Participant
                          in the Plan for at least 60 months.


                  2.  Withdrawals for Serious Financial Hardship

                      (x)      SHALL NOT be allowed.
                      ( )      SHALL be allowed, to the extent vested.



         D.       ROLLOVER CONTRIBUTIONS

                      Withdrawals of Rollover Contributions

                      ( )      SHALL NOT be allowed.
                      (x)      SHALL be allowed.



         E.       VOLUNTARY EMPLOYEE CONTRIBUTIONS

                      Withdrawals of Voluntary Employee Contributions

                      (x)      SHALL NOT be allowed.
                      ( )      SHALL be allowed.

--------------------------------------------------------------------------------

XIII. LOANS TO PARTICIPANTS

         ( )      No, loans may not be made.
         (x)      Yes, loans may be made up to $50,000 or 1/2 vested interest.


         If YES, (check all that apply)...

               ( )    the minimum loan shall be $1,000.
               (x)    a Participant may have only one (1) outstanding loan
                      at any time.
               ( )    loans shall only be made for reasons of hardship or
                      financial necessity.


        NOTE: Department of Labor Regulations require the adoption of a separate written loan program setting forth the requirements outlined in Plan section 7.4.

--------------------------------------------------------------------------------



XIV.     RETIREMENT PROVISIONS

         A.       NORMAL RETIREMENT AGE ("NRA") means:

                 (x)  the date a Participant attains their  65th    birthday.
                                                           --------
                      (not to exceed 65th)

                 ( )  the later of the date a Participant attains their
                                 birthday (not to exceed 65th) or the
                      ----------                                     -----------
                      (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced.



         B.       NORMAL RETIREMENT DATE shall be:

                  (x) as of the Participant's "NRA."

               OR (must select a. or b. AND 1. or 2.)

                      a.   ( ) as of the first day of the month...
                      b.   ( ) as of the Anniversary Date...

                               1.   ( ) coinciding with or next following the
                                        Participant's "NRA."
                               2.   ( ) nearest the Participant's "NRA."

         C.       EARLY RETIREMENT DATE means:

                      a.   (x) No Early Retirement provision provided.
                      b.   ( ) the date on which a Participant...
                      c.   ( ) the first day of the month coinciding with or
                               next following the date on which a Participant...
                      d.   ( ) the Anniversary Date coinciding with or next
                               following the date on which a Participant...

                      AND, if b, c, or d was selected...

                           ( )  attains their             birthday and has
                                              -----------

                           ( )  completed at least           Years of Service.
                                                  -----------

--------------------------------------------------------------------------------


XV.      DISTRIBUTIONS AFTER SEPARATION FROM SERVICE

         A.       DISTRIBUTIONS UPON DEATH (Plan section 6.6)
                  Distributions upon the death of a Participant prior to receiving any benefits shall...

                  (x) be made pursuant to the election of the Designated
                      Beneficiary.
                  ( ) begin within 1 year of the Participant's  death and
                      be payable over the life (or over a period not exceeding the life expectancy) of the Designated Beneficiary, except that if the Beneficiary is the Participant's spouse, begin before December 31 of the calendar year the Participant would have attained age
                      70 1/2.
                  ( ) be made in full by December 31 of the calendar year of the
                      5th anniversary of the Participant's death.


         B. LIFE EXPECTANCIES for minimum distributions required pursuant to Codess.401(a)(9) shall...

                  (x) be recalculated at the Participant's election.
                  ( ) always be recalculated.
                  ( ) not be recalculated.


         C.       CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION
                  Distributions upon termination of employment shall be made upon satisfaction of one of the following:

                  (x) Immediate distributions may be made at the Participant's election.
                  ( ) The Participant has reached their Early or Normal
                      Retirement Age.
                  ( ) Distributions  may be  made  at the  Participant's
                      election on or after the close of the Plan Year following termination of employment.

--------------------------------------------------------------------------------


XVI.     LIMITATION ON ALLOCATIONS

         A. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, or if the Employer maintains a welfare benefit fund, as defined in Code ss.419(e), or an individual medical account, as defined in Code ss.415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan:

                      (x)  N/A.
                      ( ) The provisions of section 4.4(b) of the Plan will apply as if the other plan were a Master or Prototype Plan.
                      ( ) Provide the method under which the Plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.



                            ----------------------------------------------------

                            ----------------------------------------------------

                            ----------------------------------------------------


         B. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

                      (x)      N/A.
                      ( ) In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the Limitation Year would cause the
                               1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the
                               1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with section 4.4(a)(4) of the Plan.
                      ( ) Provide the method under which the Plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.


                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

--------------------------------------------------------------------------------


XVII. TOP HEAVY REQUIREMENTS

         A. TOP HEAVY VESTING If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code ss.416 and/or before the Plan became a Top Heavy Plan.

               (x)    N/A.  The Plan already meets minimum vesting requirement.

               ( )    0-1 years       0%           ( ) 0-2 years       0%
                        2 years      20%                 3 years     100%
                        3 years      40%
                        4 years      60%
                        5 years      80%
                        6 years     100%

                  NOTE: This section does not apply to the account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

         B. TOP HEAVY DUPLICATIONS: When a Non-Key Employee is a Participant in this Plan and a defined benefit plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

                  (x) The Employer does not maintain a defined benefit plan.
                  ( ) A  minimum,  non-integrated  contribution  of 5% of
                      each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in section 4.3(i). (The Defined Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)
                  ( ) A minimum, non-integrated contribution of 7 1/2% of
                      each Non-Key Employee's total Compensation shall be provided in this Plan, as specified in section 4.3(i). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)
                  ( ) Specify  the  method  under  which  the Plans  will
                      provide  top  heavy  minimum   benefits  for  Non-Key
                      Employees that will preclude Employer  discretion and
                      avoid    inadvertent    omissions,    including   any
                      adjustments required under Code ss.415(e).

                      ----------------------------------------------------------

                      ----------------------------------------------------------

                      ----------------------------------------------------------

         C. PRESENT VALUE OF ACCRUED BENEFIT (Plan section 2.2) for Top Heavy purposes where the Employer maintains a defined benefit plan in addition to this Plan, shall be based on...

                  (x) N/A. The Employer does not maintain a defined benefit plan.

                  ( )  Interest Rate:
                                     ---------------------------------------

                  ( )  Mortality Table:
                                       -----------------------------------



         D. TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more defined contribution plans.

                  ( )      N/A.
                  (x)      A minimum,  non-integrated contribution of 3% of each
                           Non-Key   Employee's  total   Compensation  shall  be
                           provided  in the Money  Purchase  Plan (or other plan
                           subject to Code ss.412), where the Employer maintains
                           two  (2)  or  more  non-paired  Defined  Contribution
                           Plans.
                  ( )      Specify  the  method  under  which  the Plans  will
                           provide  top  heavy  minimum   benefits  for  Non-Key
                           Employees that will preclude Employer  discretion and
                           avoid    inadvertent    omissions,    including   any
                           adjustments required under Code ss.415(e).


                           -----------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------

--------------------------------------------------------------------------------

XVIII. PLAN ADMINISTRATOR AND TRUSTEE

         A. PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)

                  (x) Employer (Use Employer Address)

                  ( ) Name
                          ------------------------------------------------------

                      Address
                             ---------------------------------------------------

                                                     ,
                             -----------------------  ----------  --------------
                                     City               State          Zip

                     Telephone
                              -------------------------------------------

                     Administrator's EIN             -
                                         ----------     -----------------------

             NOTE: When the Administrator is other than the Employer, then the Administrator will have its own EIN.


B.       TRUSTEE(S) is/are:

                                 UMB Bank, n.a.
                     -----------------------------------------------

                     -----------------------------------------------

                     -----------------------------------------------


         TRUSTEE'S ADDRESS   ( ) Use Employer Address

                (x)           1010 Grand Boulevard
                           -----------------------------------------------------
                              Kansas City, MO 64106
                           -----------------------------------------------------

                           -----------------------------------------------------


         C.       PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS

                  (x) Employer (Use Employer Address)

                  ( )  Name
                           ----------------------------------------------------
                      Address
                             --------------------------------------------------

                             --------------------------------------------------
                                    City              State        Zip

--------------------------------------------------------------------------------

The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Code ss.401(a). In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

This Adoption Agreement may be used only in conjunction with Basic Plan Document #04. This Adoption Agreement and the Basic Plan Document shall together be known as Strong Funds Non-Standardized Profit Sharing Plan and Trust with 401(k) Feature #04-001.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

Strong Capital Management, Inc. will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan. Furthermore, in order to be eligible to receive such notification, the Employer agrees to notify Strong Capital Management, Inc. of any change in address.

The elections under this Adoption Agreement may be changed by the Employer from time to time by a written instrument signed by the Employer and the Trustee, and accepted by the Sponsor. The Employer consents to the exercise by the Sponsor of the right to amend the Plan from time to time as it may deem necessary or advisable.

By signing this Adoption Agreement, the Employer specifically acknowledges that the Sponsor has no authority: (1) to answer legal questions and that all such questions shall be answered by legal counsel for the Employer; and (2) to make determinations involved in the administration of the Plan and that all such determinations shall be answered by the Employer's Plan Administrator or other designated representative.


Caution: You should very carefully examine the elections made in this Adoption Agreement and discuss them with legal counsel. Failure to properly fill out and follow the provisions in the Adoption Agreement may result in disqualification of the Plan.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to
be executed on this           day of                   , 20      .
                    --------         ------------------     ----

EMPLOYER:                                  TRUSTEE:

  Whole Foods Market, Inc.                    UMB Bank, n.a.
---------------------------------          -------------------------------------
      (enter name)                                   (enter name)

By:                                        By:
   -----------------------------              ----------------------------------

Name:                                      Name:
     ---------------------------                --------------------------------

Title:                                     Title:
      --------------------------                 -------------------------------


                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------

PARTICIPATING EMPLOYER:

 -----------------------------------------------------
          (enter name)
By:
   --------------------------------------------

Name:
     ----------------------------------------

Title:
      --------------------------------------


With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the Sponsor of this Plan or its designated representative):

Name                 Mr. Dennis O'Connell
                     -----------------------------------------------------------
Address              Strong Capital Management, Inc.
                     -----------------------------------------------------------
                     100 Heritage Reserve
                     -----------------------------------------------------------
                     P.O. Box 2936
                     -----------------------------------------------------------
                     Milwaukee, WI  53201
                     -----------------------------------------------------------
Telephone            (414) 359-3400
                     -----------------------------------------------------------

               WHOLE FOODS MARKET GROWING YOUR FUTURE 401(k) PLAN

                               ADDENDUM NUMBER ONE

Notwithstanding  the  provisions of Section V.A of this  Adoption  agreement and
Article III of Basic Plan Document #04 and subject to the Break in Service rules under Article 6.4 of Basic Plan Document #04, a former Employee is reinstated as a Participant immediately upon rehire if the Employee had satisfied the Plan's Age and Service Requirements prior to termination of employment, regardless of whether the Employee was actually employed on his/her Entry Date, unless the Employee is an Excluded Employee upon his/her return to employment. This requirement is deemed satisfied if a rehired Employee is permitted to commence making Elective Deferral Contributions as of the beginning of the first payroll period commencing after the Employee's reemployment date.

If an Employee is rehired prior to his/her Entry Date, the Employee does not become a Participant under the Plan until such Entry Date. A rehired Employee who has not satisfied the Plan's minimum Age and Service Requirements prior to termination of employment is eligible to participate in the Plan on the appropriate Entry Date following satisfaction of the eligibility requirements.


                               ADDENDUM NUMBER TWO

Contributions made to the Plan pursuant to Section VIII, part B of the Adoption Agreement are intended to comply with Sections 11.4 and 11.6 of Basic Plan Document #04 pursuant to the safe harbor methods permitted by Internal Revenue Code ss.ss.401(k)(12) and 401(m)(11). The provisions of Internal Revenue Code ss.ss.401(k)(12) and 401(m)(11) and the Regulations thereunder are incorporated by reference.